CONTRACT OF SALE OF REAL ESTATE

THIS CONTRACT is entered into effective as of November 20, 2006, between CHYMIAK INVESTMENTS, L.L.C., an Oklahoma limited liability company (the "Seller") and ADDVANTGAGE TECHNOLOGIES GROUP, INC., an Oklahoma corporation (the "Buyer"). Upon approval of this Contract by both Seller and Buyer, a valid and binding contract of sale shall exist; the terms and conditions of which are as follows.

1. SALE. Seller agrees to sell and convey to Buyer, by an executed and acknowledged Special Warranty Deed, subject only to reasonable utility easements and building restrictions of record, and Buyer agrees to purchase the following described improved commercial real estate tract (the Property), together with all improvements and building thereon located at 1221 East Houston, Broken Arrow, Tulsa County, Oklahoma, as more particularly described on Exhibit A annexed hereto.

2. PURCHASE PRICE. The total purchase price is $3,250,000.00. The purchase price shall be paid by the Buyer to the Seller at closing by Seller financing as described in paragraph 4 below, upon delivery of the Warranty Deed at the Closing, unless otherwise provided in this Contract.

3. PERSONAL PROPERTY/FIXTURES. All existing fixtures and fittings that are attached to the Property are INCLUDED IN THE PURCHASE PRICE (unless excluded below), and shall be transferred free of liens. Such items may include, but are not limited to, existing electrical, lighting, plumbing and heating fixtures and in-ground landscaping including trees/shrubs.

4. FINANCING. Buyer shall be responsible for obtaining any such third party financing of the entire purchase price as deemed necessary or appropriate by Buyer, in its sole discretion, on an AS IS WHEREAS basis in all respects without any express or implied warranties or representations from Seller, including without limitation, warranties for fitness for the particularl purpose intended or otherwise, all of which are expressly and knowingly waived by the Buyer.

5. EFFECTIVE DATE OF TIME PERIODS SPECIFIED IN CONTRACT ("Effective Date"). The Effective Date of this Contract shall be the date upon which it has been executed by all parties. For the purpose of this Contract, the day immediately following the date set out in this paragraph shall be counted as day one (1).

6. DISCLAIMER, DISCLOSURE, INSPECTIONS. The Seller, Seller's agents, and Seller's representatives, are not experts regarding the condition of the Property. No representations regarding the condition of Property, or environmental hazards, are expressed or implied.

(A)	Inspection and Review Time Period. Buyer shall have ten (10) days from the Effective Date to perform any of the inspections and investigations set out in (A)1(i) through (vi) and (A)2 below.

1. Buyer, at Buyer's expense, shall have the right to enter upon the Property, together with an engineer, architect, professional craftsman, inspector and/or any other persons, to conduct the following inspections and investigations:

(i) Flood, Storm Run Off Water, Storm Sewer Backup or Water History.
(ii) Roof, structural members, roof decking, cover (shingles, slate, tile).
(iii) Hazard Insurance (Property insurability).

2. Structure. Buyer, at Buyer's expense, shall have the right to enter upon and have the Property inspected by a professional architect or a professional engineer registered in the State of Oklahoma and selected by Buyer, and/or such other professional craftsmen as Buyer may deem necessary.

Cancellation and Release of Contract. If Buyer has any objection to the Property based on the results and findings of such inspections, investigations and information described in Paragraph 6(A)1(i through iii) and 6(A)2, Buyer shall have the right to cancel and terminate this Contract by delivering written notice stating the Buyer's objections to the Property to Seller within forty-eight (48) hours of the time period specified in Paragraph 6(A), in which event this Contract shall be null and void.

Regardless of whether Buyer investigates and/or has inspections of the Property performed, if Buyer fails to deliver the above written notice to Seller within forty-eight (48) hours of the time period specified in Paragraph 6(A), Buyer accepts all portions of the Property which are subject to Buyer's right of inspections in Paragraph 6(A), in the condition or state which existed at the expiration of the time period stated in Paragraph 6(A).

7. DELIVERY OF PROPERTY INSPECTION REPORTS AND TEST RESULTS. Upon receipt by Buyer, Buyer shall deliver to Seller a copy of any and all written inspection reports obtained by the Buyer pertaining to all portions of the Property which are subject to Buyer's right of inspections.

8. COST OF INSPECTIONS/REINSPECTIONS. The cost of any and all inspections, investigations and reinspections shall be paid by the Buyer.

9. RISK OF LOSS. Until Closing or transfer of possession, risk of loss to the Property, ordinary wear and tear excepted, shall be upon Seller; form and after Closing or transfer of possession, such risk shall be upon Buyer.

10. ACCEPTANCE OF PROPERTY. Unless otherwise agreed upon, in writing, Buyer, by Closing or taking possession of the Property, shall be deemed to have accepted the Property in its then condition. No warranties, expressed or implied, by Seller, Seller's agents, and Seller's representatives with reference to the condition of the Property shall be deemed to survive the Closing.

11. TITLE: Within fifteen (15) days after the date of this Contract, Seller shall provide to Buyer at Seller's expense an abstract of title (the "Abstract") certified within 180 days before the closing date. Buyer shall have ten (10) days after receipt of the Abstract in which to furnish Seller notice in writing of any objections thereto. No matter shall be construed as a valid objection to the title under the Contract if it is deemed not to be a valid objection under the Real Estate Title Examination Standards of the Oklahoma Bar Association, where applicable. Buyer shall take title subject to all plat restrictions and covenants and reasonable easements of record. In case of valid objections to the title, Seller shall have twenty (20) days or such additional time as may be agreed to in writing by Seller and Buyer to satisfy such objections. Seller shall have no obligation to cure such objections. If such valid objections cannot be satisfied within the time specified in this paragraph, or Buyer does not waive the requirement, this Contract shall be of no further force and effect.

12. CLOSING: The Closing shall be held on or before the lapse of thirty (30) days after the Effective Date, at the offices of Seller unless mutually extended in writing by Seller and Buyer. If valid title objections require correction, Closing shall be extended for the time permitted under this Contract. At Closing, Seller shall deliver to Buyer a duly executed and acknowledged special warranty deed conveying the Property to Buyer upon payment of the Purchase Price. Buyer shall deliver the entire purchase price in accordance with paragraph 4 above. Buyer shall pay documentary stamps assessed on the special warranty deed and the recording fee for the special warranty deed. Unless otherwise agreed in writing, possession shall be transferred at Closing.

13. TAXES AND PRORATIONS
(A) Seller shall pay in full: (i) all special assessments against the Property upon the date of Closing, whether or not payable in installments; (ii) all taxes, other than general ad valorem taxes for the current calendar year, which are a lien on the Property upon the date of Closing, including the cost of documentary stamps to be attached to the Deed; and (iii) the cost of any item of workmanship or material furnished on or prior to the date of Closing which is, or may become, a lien on the Property.

(B) Unless otherwise specified in this Contract, the following items shall be prorated between the Seller and Buyer as of the date of Closing: (i) rents, if any; (ii) mandatory dues or assessments, if any; and (iii) general ad valorem taxes for calendar year 2005 and earlier; provided, however, Buyer shall be solely responsible for the payment of all general ad valorem and property taxes for calendar year 2006, including the portion of calendar year 2006 prior to the Closing Date and Seller shall have no liability or responsibility in connection therewith, for all of which Buyer hereby indemnifies and holds Seller harmless.

14. BREACH OR FAILURE TO CLOSE. If, after the Seller has performed Seller's obligations under this Contract, and if, within five (5) days after the date specified for Closing under this Contract, the Buyer fails to make payments, or to perform any other obligations of the Buyer under this Contract, then the Seller may pursue any other legal or equitable remedy for the breach of this Contract by the Buyer. If the Buyer performs all of the obligations of Buyer, and Seller breaches this Contract or fails to perform any of Seller's obligations, then Buyer shall be entitled to pursue any other legal or equitable remedy.

15. BINDING EFFECT AND ENFORCEMENT. This Contract shall be executed as set out in Paragraphs 15 (A) and when executed by both Seller and Buyer, shall be binding upon and inure to the benefit of Seller and Buyer, their successors, and assigns. This Contract sets forth the complete understanding of Seller and Buyer and supersedes all previous negotiations, representations, and agreements between them, their agents, and representatives. This Contract can only be amended or modified by a written agreement signed by Seller and Buyer.

Before this Contract shall be binding and can be enforced by either party, the following acts of execution, disclosure and delivery shall be completed.

(A) Execution and Delivery of Contract Documents, Counterparts. The parties agree that the Contract between them shall be evidenced by either a single executed Contract upon which each of them shall place their signatures, or by each of them placing their signatures on separate complete (carbon, photo or fax) copies, "counterparts" of the Contract documents. The Contract shall be binding only upon the delivery to each party of either (i) a Contract containing the original signature of both parties; or (ii) a counterpart containing either the original or a copy of the signature of the other party.

16. APPLICABLE LAW: This Contract has been executed and prepared in accordance with and shall be governed by the laws of the State of Oklahoma without regard to its conflicts of laws principles.

17. LITIGATION EXPENSE: In the event either party hereto commences litigation against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other its reasonable attorneys fees and expenses incidental to such litigation.

18. NO BROKER COMMISSION DUE: In connection with the sale by the Seller and the purchase by the Buyer, each of the Seller and the Buyer represent and warrant to the other that no real estate brokers commission or fee is due and owing or shall be due and owing at or at a result of the Closing contemplated hereby and each of the Seller and the Buyer hereby indemnifies and holds harmless the other party hereto for any such brokers commission or fee incurred thereby or due and owing as a result of the closing of this transaction.

APPROVED BY BUYER:                                       APPROVED BY SELLER:

This 20th day of November , 2006                                   This 20th day of November, 2006

ADDVANTAGE TECHNOLOGIES,                                CHYMIAK INVESTMENTS, L.L.C.
GROUP, INC.

By________________________________                             By_________________________________
____________________(name)                                     _____________________(name)
____________________(title)                                     _____________________(title)

EXHIBIT A

  (Legal Description)

Lot One (1), Block One (1), EVANS COMPLEX, a subdivision in the East Half (E/2) of the Northwest Quarter (NW/4) of Section Thirteen (13), Township Eighteen (18) North, Range Fourteen (14) East, in the City of Broken Arrow, Tulsa County, State of Oklahoma, according to the recorded Plat thereof.